Parabilis Medicines Reports Second Quarter 2026 Financial Results and Provides Business Updates

Advanced zolucatetide across multiple Wnt/β-catenin-driven diseases, including progress toward planned Phase 3 registrational trial in desmoid tumors

Announced strategic research collaboration with Regeneron to develop Antibody-Helicon Conjugates, expanding application of company's proprietary HeliconTM platform; received $125M in upfront consideration and equity investment, with the potential for up to $2.2B in milestone payments plus tiered royalties

Ended the second quarter with a strong financial position with $1.1B in cash, cash equivalents and marketable securities, following completion of $770.5M initial public offering and other transactions, expected to fund operations into 2030

CAMBRIDGE, Mass., August 13, 2026 – Parabilis Medicines (Nasdaq: PBLS), a clinical-stage biopharmaceutical company dedicated to creating extraordinary medicines for patients with serious diseases by unlocking historically undruggable targets, today reported financial results and business updates for the second quarter ended June 30, 2026.

“This quarter marked meaningful progress toward our long-term vision as we continued advancing zolucatetide across multiple Wnt/β-catenin-driven diseases, including toward planned registrational development in desmoid tumors, while also extending the reach of our Helicon™ platform through our strategic research collaboration with Regeneron focused on developing Antibody-Helicon Conjugates," said Mathai Mammen, M.D., Ph.D., Chairman, President and Chief Executive Officer of Parabilis Medicines.

Dr. Mammen continued, "The body of encouraging clinical evidence for zolucatetide has strengthened our conviction both in its potential to transform the treatment of patients with Wnt/β-catenin-driven diseases and in the broader ability of Helicons to unlock biologically important intracellular targets that have historically been beyond the reach of conventional therapeutic approaches. With a strong balance sheet following our successful initial public offering, we believe we are well positioned to deliver important clinical and regulatory milestones over the coming quarters as we continue advancing medicines designed to target the causal biology and deliver meaningful impact for patients with serious diseases."

Recent Business Highlights & Anticipated Milestones

Continued Advancement of Zolucatetide

Zolucatetide is Parabilis' lead investigational Helicon and the first and only direct inhibitor of the β-catenin:TCF interaction in clinical development. The investigational therapy is being evaluated as a “pipeline in a product” across multiple Wnt/β-catenin-driven diseases, with promising early clinical data demonstrating its potential in desmoid tumors, with familial adenomatous polyposis (FAP) and adamantinomatous craniopharyngioma (ACP) as potential genetically anchored expansion opportunities.

Desmoid tumors

•
Abstract accepted for oral presentation at the European Society for Medical Oncology (ESMO) Congress 2026 (Oct. 23-27, Madrid), with a plan to share clinical data from the February data cut from the ongoing Phase 1/2 study of zolucatetide in desmoid tumor patients
•
Expect to present more mature clinical data from the ongoing Phase 1/2 study in desmoid tumors during the fourth quarter of 2026
•
Expect to engage with the U.S. Food and Drug Administration (FDA) during the fourth quarter of 2026 to discuss and align on the planned registrational Phase 3 trial
•
On track to initiate Phase 3 registrational trial in the first half of 2027

Familial adenomatous polyposis (FAP)

•
Expect to initiate enrollment in a dedicated clinical cohort evaluating zolucatetide in patients with FAP during the second half of 2026
•
Anticipate disclosing additional FAP data in the first quarter of 2027

Adamantinomatous craniopharyngioma (ACP)

•
Expect to share clinical data from additional patients in the first half of 2027 for ACP, a locally aggressive tumor arising near the pituitary gland associated with significant lifelong morbidity and no approved drug therapies, with a conservatively estimated 15-year prevalence of approximately 5,000 to 9,000 patients in the U.S.

Additional Wnt-driven tumors

•
Continue to enroll patients across additional cohorts evaluating zolucatetide across additional indications with high unmet medical need, including hepatocellular carcinoma (HCC), colorectal cancer (CRC) in rational combinations, and other Wnt-driven solid tumors
•
Correspondence published in the New England Journal of Medicine (NEJM) demonstrates durable clinical and radiologic response to zolucatetide in a patient with recurrent ameloblastoma – a locally aggressive tumor of the jaw – driven by Wnt/β-catenin pathway alterations, providing further clinical validation of zolucatetide's mechanism of action

Expanded the Application of the Helicon Platform

During the second quarter of 2026, Parabilis continued to expand the reach of its proprietary Helicon platform through strategic partnerships and advancement of its wholly-owned discovery pipeline.

•
Announced a strategic collaboration with Regeneron Pharmaceuticals, Inc. focused on developing Antibody-Helicon Conjugates (AHCs), a novel therapeutic modality combining Regeneron's VelocImmune® antibody technologies with Parabilis' proprietary Helicon platform to selectively target undruggable and challenging intracellular disease-driving proteins; Parabilis received $125 million, including $50 million in upfront consideration and a $75 million equity investment, and the collaboration provides the potential for up to approximately $2.2 billion in development, regulatory and commercial milestone payments, plus up to low double-digit tiered royalties
•
Continued advancing multiple wholly owned Helicon-based preclinical programs targeting historically undruggable intracellular proteins, including ERG and allosteric ARON degraders in prostate cancer and a β-catenin degrader program

Strengthened Leadership and Governance

Parabilis continued to strengthen its leadership team and Board of Directors to support the Company's next phase of growth as a public company.

•
Expanded the Company’s executive leadership team through the appointments of Helen Ho, Ph.D., as Chief Business & Strategy Officer, and Tom Kotarakos as Chief Financial Officer
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Appointed Alan M. Sebulsky to the Board of Directors, bringing more than three decades of biopharmaceutical finance and operational leadership experience

Completed Initial Public Offering

During the quarter, Parabilis successfully completed its upsized initial public offering, raising a total of $770.5 million (before offering expenses), strengthening the Company's balance sheet to support the continued advancement of its clinical pipeline and proprietary Helicon™ platform.

•
Closed upsized initial public offering of common stock, including the full exercise of the underwriters' option to purchase additional shares, at an initial public offering price of $20.00 per share
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Completed a concurrent private placement with Regeneron resulting in gross proceeds of approximately $75 million
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Began trading on the Nasdaq Global Select Market under the ticker symbol "PBLS" on June 10, 2026

Second Quarter Financial Results

Cash position: Cash, cash equivalents and marketable securities were $1.1 billion as of June 30, 2026, compared to $27.7 million as of December 31, 2025. The Company's cash, cash equivalents and marketable securities as of June 30, 2026 are expected to fund its operations into 2030.

R&D expenses: Research and development expenses were $39.4 million for the quarter ended June 30, 2026, compared to $30.1 million for the comparable prior year period. The increase of $9.3 million was primarily driven by ongoing investment in the clinical development of zolucatetide across a number of indications, increased employee-related costs (including stock-based compensation) associated with increased hiring to support the advancing clinical pipeline, and progression of the Company’s preclinical β-catenin, ERG, and ARON degrader programs.

G&A expenses: General and administrative expenses were $11.7 million for the quarter ended June 30, 2026, compared to $6.4 million for the comparable prior year period. The increase of $5.3 million was primarily due to higher employee-related costs (including stock-based compensation) related to increased hiring to support the Company's growth as it advances its clinical programs, and expenses associated with operating as a public company.

Net loss: Net loss was $52.5 million for the quarter ended June 30, 2026, compared to $34.8 million for the comparable prior year period. The increase in net loss of $17.7 million was primarily driven by increased operating expenses.

About Parabilis Medicines

Parabilis Medicines (Nasdaq: PBLS) is a clinical-stage biopharmaceutical company dedicated to creating extraordinary medicines for patients with serious diseases by unlocking biologically important targets long considered undruggable. The company has pioneered a new class of alpha-helical peptides – Helicons™ – capable of modulating intracellular proteins that have historically been beyond the reach of conventional medicines. The company’s lead investigational medicine, zolucatetide, is the first and only direct inhibitor of the β-catenin:TCF interaction, a central node in the Wnt/β-catenin pathway that has eluded drug developers for decades. Zolucatetide is being evaluated in the clinic across multiple Wnt/β-catenin-driven diseases, including desmoid tumors, familial adenomatous polyposis (FAP), adamantinomatous craniopharyngioma (ACP) and a range of other solid tumor indications. Beyond zolucatetide, Parabilis is advancing additional Helicon-based programs focused on other challenging targets where we believe our medicines could have life-altering impact. For more information, visit www.parabilismed.com or follow us on LinkedIn.

Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, each as amended. The words “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “potential,” “predict,” “project,” “should,” “target,” “would” and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. These forward-looking statements include, but are not limited to, express or implied statements regarding: the clinical development of zolucatetide for the treatment of desmoid tumors, FAP, ACP and other rare, Wnt-driven tumors, including the initiation, timing, progress, results and future data releases of our ongoing and planned clinical trials; the expected initiation and timing of the Company’s planned Phase 3 registrational trial in desmoid tumors; the expected timing and results of the ongoing Phase 1/2 study in desmoid tumors; the expected enrollment and timing of certain patient cohorts in Wnt-driven tumors; the expected timing and results of and anticipated payments under the Company’s collaboration agreement with Regeneron; the expected timing and results of the Company’s preclinical development of its ERG degrader, ARON degrader and β-catenin degrader development candidates; the potential of the Company’s Helicon™ technology platform; expectations regarding the development of any future product candidates using the Company’s Helicon™ technology platform; expectations regarding the efficacy, tolerability, and commercial potential of zolucatetide; and expectations for the Company’s uses of capital, expenses and financial results, including its cash runway into 2030.

Any forward-looking statements in this press release are based on management’s current expectations and beliefs and are subject to a number of risks and uncertainties that could negatively affect the Company’s business, operating results, financial condition and stock value. Factors that could cause actual events or results to differ materially from those expressed or implied by any forward-looking statements contained in this press release include, without limitation: risks relating to the Company’s research and development activities; the Company’s ability to execute on its strategy including obtaining the requisite regulatory approvals on the expected timeline, if at all; uncertainties relating to preclinical and clinical development activities; the Company’s dependence on third parties to conduct clinical trials, manufacture its product candidates and develop and commercialize its product candidates, if approved; the Company’s ability to attract, integrate and retain key personnel; risks related to the Company’s financial condition and need for substantial additional funds in order to complete development activities and commercialize a product candidate, if approved; risks related to regulatory developments and approval processes of the U.S. Food and Drug Administration and comparable foreign regulatory authorities; risks related to establishing and maintaining the Company’s intellectual property protections; and risks related to the competitive landscape for the Company’s product candidates; as well as other risks and uncertainties described in greater detail in “Risk Factors,” in the Company’s most recent Quarterly Report on Form 10-Q, as well as discussions of potential risks, uncertainties, and other important factors in the Company’s subsequent filings with the Securities and Exchange Commission. Any forward-looking statements represent the Company’s views only as of today and should not be relied upon as representing its views as of any subsequent date. The Company expressly disclaims any obligation or undertaking to release publicly any updates or revisions to any forward-looking statements contained herein to reflect any change in its expectations or any changes in events, conditions or circumstances on which any such statement is based, except as required by law, and claims the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995.

Media Contact

Jessica Freifeld

media@parabilismed.com

Investor Contact:

Tom Kotarakos

investors@parabilismed.com

Parabilis Medicines, Inc.

Condensed Consolidated Balance Sheets

(in thousands)

(unaudited)

	June 30,	December 31,
	2026	2025
Assets
Current assets:
Cash and cash equivalents	$1,087,060	$27,711
Marketable securities	33,637	—
Prepaid expenses and other current assets	4,699	1,647
Total current assets	1,125,396	29,358
Property and equipment, net	6,718	6,715
Restricted cash	2,855	2,855
Operating lease right-of-use assets	36,007	39,360
Other assets	4,286	2,532
Total assets	$1,175,262	$80,820
Liabilities, convertible preferred stock and stockholders’ equity (deficit)
Current liabilities:
Accounts payable	$18,525	$17,272
Accrued expenses and other current liabilities	19,972	18,630
Operating lease liabilities, current portion	7,592	7,174
Deferred revenue, current portion	10,371	—
Finance lease liabilities, current portion	669	638
Term loan, net of discount	5,710	13,077
Total current liabilities	62,839	56,791
Operating lease liabilities, net of current portion	32,413	36,341
Finance lease liabilities, net of current portion	1,128	1,470
Deferred revenue, net of current portion	31,148	—
Other liabilities	—	2,742
Total liabilities	127,528	97,344
Commitments and contingencies
Convertible preferred stock	—	509,971
Stockholders’ equity (deficit):
Preferred stock	—	—
Common stock	12	—
Non-voting common stock	—	—
Additional paid-in capital	1,687,023	15,009
Accumulated other comprehensive loss	(18)	—
Accumulated deficit	(639,283)	(541,504)
Total stockholders’ equity (deficit)	1,047,734	(526,495)
Total liabilities, convertible preferred stock and stockholders’ equity (deficit)	$1,175,262	$80,820

Parabilis Medicines, Inc.

Condensed Consolidated Statements of Operations and Comprehensive Loss

(in thousands, except share and per share amounts)

(unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2026	2025	2026	2025
Collaboration revenue	$148	$—	$148	$—
Operating expenses:
Research and development	39,377	30,126	77,130	64,031
General and administrative	11,657	6,394	21,357	12,730
Total operating expenses	51,034	36,520	98,487	76,761
Loss from operations	(50,886)	(36,520)	(98,339)	(76,761)
Other income (expense):
Interest income	4,189	1,049	6,618	2,306
Interest expense	(210)	(396)	(502)	(795)
Sublease income - related party	—	1,057	—	2,114
Change in fair value of simple agreement for future equity	(5,556)	—	(5,556)	—
Total other (expense) income, net	(1,577)	1,710	560	3,625
Net loss	$(52,463)	$(34,810)	$(97,779)	$(73,136)
Cumulative dividends on convertible preferred stock	(14,492)	(10,184)	(32,181)	(19,965)
Deemed dividend upon down-round of convertible preferred stock	—	—	(7,875)	—
Net loss allocable to common stockholders	$(66,955)	$(44,994)	$(137,835)	$(93,101)
Net loss per share allocable to common stockholders, basic and diluted	$(2.32)	$(22.28)	$(8.86)	$(46.13)
Weighted average common shares outstanding, basic and diluted	28,908,277	2,019,111	15,553,335	2,018,354
Comprehensive loss:
Net loss	$(52,463)	$(34,810)	$(97,779)	$(73,136)
Change in unrealized gains (losses) on marketable securities	(18)	(5)	(18)	(21)
Comprehensive loss	$(52,481)	$(34,815)	$(97,797)	$(73,157)